Exhibit 99.1

e.l.f. Beauty Announces Third Quarter Fiscal 2026 Results
– Delivered 38% Net Sales Growth –

– Raises Fiscal 2026 Outlook –
OAKLAND, California; February 4, 2026 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and nine months ended December 31, 2025.
“Our Q3 results, which included 130 basis points of market share gains for our namesake e.l.f. Cosmetics brand and a record-breaking launch of rhode in Sephora in the U.K., are a continuation of the consistent, category-leading growth we’ve delivered over the past 28 quarters,” said Tarang Amin, e.l.f. Beauty’s Chairman and Chief Executive Officer. “Our value proposition, powerhouse innovation and disruptive marketing engine continue to fuel our brands. We remain confident in our ability to grow market share and deliver best-in-class growth in beauty, as reflected by our raised fiscal 2026 outlook.”
Three Months Ended December 31, 2025 Results
For the three months ended December 31, 2025, compared to the three months ended December 31, 2024:
•Net sales increased 38% to $489.5 million, primarily driven by growth in both our retailer and e-commerce channels, in the US and internationally.
•Gross margin decreased approximately 30 basis points to 71%, primarily driven by higher tariff costs, partially offset by benefits from pricing and mix.
•Selling, general and administrative (“SG&A”) expenses increased $61.7 million to $280.0 million. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $56.3 million to $249.2 million. The increase in SG&A is primarily related to an increase in marketing, merchandising and distribution costs, compensation and benefits, depreciation and amortization and professional fees.
•Other (expense) income, net decreased from $5.3 million of other expense to $1.3 million of other expense, primarily driven by an increase in foreign currency losses in the period attributable to currency rate fluctuation.
•Net income was $39.4 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $74.5 million.
•Diluted earnings per share were $0.65 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $1.24.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $123.0 million, or 25% of net sales, up 79% year over year.
Nine Months Ended December 31, 2025 Results
For the nine months ended December 31, 2025, compared to the nine months ended December 31, 2024:
•Net sales increased 21% to $1,187.2 million, primarily driven by growth in both our retailer and e-commerce channels, in the US and internationally.
•Gross margin decreased approximately 124 basis points to 70%, primarily driven by higher tariff costs, partially offset by benefits from pricing and mix.
•Selling, general and administrative (“SG&A”) expenses increased $122.0 million to $706.9 million. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $102.2 million to $619.8 million. The increase in SG&A is primarily related to an increase in marketing, merchandising and distribution costs, compensation and benefits, depreciation and amortization, professional fees.
•Other (expense) income, net changed from $1.3 million of other expense to $1.8 million other income, primarily driven by an increase in foreign currency gains in the period attributable to currency rate fluctuation.
•Net income was $75.7 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $166.5 million.
•Diluted earnings per share were $1.28 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $2.81.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $276.3 million, or 23% of net sales, up 28% year over year.
Liquidity
As of December 31, 2025, the Company had $196.8 million in cash and cash equivalents, and $816.7 million of long-term debt, as compared to $73.8 million in cash and cash equivalents and $154.1 million of long-term debt outstanding as of December 31, 2024.

Updated Fiscal 2026 Outlook

The Company is providing the following updated outlook for fiscal 2026. The updated outlook for fiscal 2026 reflects an expected 22-23% year-over-year increase in net sales, as compared to an expected 18-20% increase previously.

	Fiscal 2025 Actuals	Previous Fiscal 2026 Outlook	Current Fiscal 2026 Outlook
Net sales	$1,314 million	$1,550-1,570 million	$1,600-1,612 million
Adjusted EBITDA	$297 million	$302-306 million	$323-326 million
Adjusted effective tax rate	21%	23%	23%
Adjusted net income	$198 million	$165-168 million	$180-183 million
Adjusted diluted earnings per share	$3.39	$2.80-2.85	$3.05-3.10
Diluted shares outstanding	58 million	59 million	59 million
Webcast Details
The Company will hold a webcast to discuss the results from its third quarter fiscal 2026 today, February 4, 2026, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/stock-and-financial/events-and-presentations. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty (NYSE: ELF) is fueled by a belief that anything is e.l.f.ing possible. e.l.f. is a different kind of company that disrupts norms, shapes culture and connects communities, through positivity, inclusivity and accessibility. The mission is clear: to make the best of beauty accessible to every eye, lip and face. e.l.f. Beauty and its brands, e.l.f. Cosmetics, e.l.f. SKIN, Keys Soulcare, Well People, Naturium and rhode, are led by purpose, driven by results and elevated by superpowers. e.l.f. Beauty offers e.l.f. clean and vegan products, all double-certified by PETA and Leaping Bunny as cruelty free, and proudly stands as the first beauty company with Fair Trade Certified™ facilities. With a kind heart at the center of e.l.f.’s ethos, the company donates 2% of net profits to organizations that make positive impacts.
Learn more at https://www.elfbeauty.com/

Note Regarding non-GAAP Financial Measures

This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted SG&A, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
Adjusted EBITDA excludes expense or income related to stock-based compensation, loss on extinguishment of debt and other non-cash and non-recurring items. Such other non-cash or non-recurring items include amortization of internal-use software costs related to cloud applications, acquisition related costs, and ERP implementation costs.
Adjusted SG&A excludes expense related to stock-based compensation and other non-recurring items. Such other non-recurring items include other non-recurring ERP implementation costs and acquisition related costs.
Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of expense or income related to stock-based compensation, other non-cash and non-recurring items, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.
Adjusted net income excludes expense related to stock-based compensation, loss on extinguishment of debt, other non-recurring items, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-recurring items include other non-recurring ERP implementation costs and acquisition related costs.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company’s outlook for Fiscal 2026 under “Fiscal 2026 Outlook” above and those statements that we remain confident in our ability to grow market share and deliver best-in-class growth in beauty, as reflected by our raised fiscal 2026 outlook. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; disruptions to our business resulting from acquisitions or investments, such as our acquisition of rhode; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Sam Critchell
VP, Corporate Development & Investor Relations kkatten@elfbeauty.com	VP, Corporate Communications scritchell@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2025	2024	2025	2024
Net sales	$489,505	$355,320	$1,187,180	$980,872
Cost of sales	142,010	102,015	356,286	282,225
Gross profit	347,495	253,305	830,894	698,647
Selling, general and administrative expenses	279,955	218,220	706,929	584,936
Operating income	67,540	35,085	123,965	113,711
Other (expense) income, net	(1,325)	(5,278)	1,834	(1,300)
Interest expense, net	(12,351)	(3,527)	(24,136)	(10,953)
Loss on extinguishment of debt	—	—	(674)	—
Income before provision for income taxes	53,864	26,280	100,989	101,458
Income tax provision	(14,488)	(9,019)	(25,306)	(17,622)
Net income	$39,376	$17,261	$75,683	$83,836

Net income per share:
Basic	$0.66	$0.31	$1.30	$1.49
Diluted	$0.65	$0.30	$1.28	$1.43
Weighted average shares outstanding:
Basic	59,294,883	56,358,694	58,001,083	56,227,037
Diluted	60,190,799	58,353,219	59,159,308	58,463,343

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	December 31, 2025	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$196,821	$148,692	$73,845
Accounts receivable, net	190,304	126,010	187,744
Inventory, net	220,622	187,170	214,786
Prepaid expenses and other current assets	93,842	78,688	82,702
Total current assets	701,589	540,560	559,077
Property and equipment, net	44,836	28,787	19,878
Intangible assets, net	564,243	207,698	212,047
Goodwill	852,768	340,582	340,582
Other assets	160,284	130,548	133,250
Total assets	$2,323,720	$1,248,175	$1,264,834

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$30,000	$—	$100,250
Accounts payable	73,980	72,180	65,293
Accrued expenses and other current liabilities	150,317	104,876	128,364
Total current liabilities	254,297	177,056	293,907
Long-term debt	816,701	256,676	154,061
Deferred tax liabilities	16,737	3,812	493
Long-term operating lease obligations	67,477	48,721	48,116
Other long-term liabilities	6,662	1,055	870
Total liabilities	1,161,874	487,320	497,447

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of December 31, 2025, March 31, 2025 and December 31, 2024; 59,052,239, 55,730,037 and 56,398,608 shares issued and outstanding as of December 31, 2025, March 31, 2025 and December 31, 2024, respectively	589	556	563
Additional paid-in capital	1,266,793	942,025	977,141
Accumulated other comprehensive income	1,028	521	183
Accumulated deficit	(106,564)	(182,247)	(210,500)
Total stockholders' equity	1,161,846	760,855	767,387
Total liabilities and stockholders' equity	$2,323,720	$1,248,175	$1,264,834

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Nine months ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$75,683	$83,836
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	53,033	30,899
Non-cash lease expense	8,253	7,010
Stock-based compensation expense	69,219	56,951
Amortization of debt issuance costs and discount on debt	962	413
Deferred income taxes	15,055	(4,153)
Acquisition-related seller expenses	(47,100)	—
Loss on extinguishment of debt	674	—
Other, net	2,416	844
Changes in operating assets and liabilities:
Accounts receivable	(32,611)	(65,067)
Inventory	7,405	(23,652)
Prepaid expenses and other assets	(53,537)	(77,534)
Accounts payable and accrued expenses	9,807	(5,691)
Other liabilities	794	(6,116)
Net cash provided by (used in) operating activities	110,053	(2,260)

Cash flows from investing activities:
Acquisition, net of cash acquired	(581,682)	—
Purchase of property and equipment	(20,564)	(7,461)
Other, net	(704)	(278)
Net cash used in investing activities	(602,950)	(7,739)

Cash flows from financing activities:
Proceeds from revolving line of credit	50,000	—
Repayment of revolving line of credit	(50,000)	—
Proceeds from long-term debt	600,000	—
Repayment of long-term debt	(7,500)	(8,062)
Debt issuance costs paid	(6,891)	—
Repurchase of common stock	(49,987)	(17,076)
Cash received from issuance of common stock	5,301	917
Other, net	—	(57)
Net cash provided by (used in) financing activities	540,923	(24,278)

Effect of exchange rate changes on cash and cash equivalents	103	(61)

Net increase (decrease) in cash and cash equivalents	48,129	(34,338)
Cash and cash equivalents - beginning of period	148,692	108,183
Cash and cash equivalents - end of period	$196,821	$73,845

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2025	2024	2025	2024
Net income	$39,376	$17,261	$75,683	$83,836
Interest expense, net	12,351	3,527	24,136	10,953
Income tax (benefit) provision	14,488	9,019	25,306	17,622
Depreciation and amortization	21,513	11,599	53,033	30,899
EBITDA	$87,728	$41,406	$178,158	$143,310
Stock-based compensation	29,874	22,339	69,219	56,951
Loss on extinguishment of debt (a)	—	—	674	—
Other non-cash and non-recurring items (b)	5,425	4,966	28,276	15,213
Adjusted EBITDA	$123,027	$68,711	$276,327	$215,474

(a) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(b) Represents other non-cash or non-recurring items, which include amortization of internal-use software costs related to cloud applications, acquisition related costs, and ERP implementation costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2025	2024	2025	2024
Selling, general and administrative expenses	$279,955	$218,220	$706,929	$584,936
Stock-based compensation	(29,860)	(22,303)	(69,208)	(56,905)
Other non-recurring items (a)	(873)	(3,036)	(17,961)	(10,466)
Adjusted selling, general and administrative expenses	$249,222	$192,881	$619,760	$517,565

(a) Represents other non-recurring ERP implementation costs and acquisition related costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2025	2024	2025	2024
Net income	$39,376	$17,261	$75,683	$83,836
Stock-based compensation	29,874	22,339	69,219	56,951
Other non-recurring items (a)	1,730	3,036	19,552	10,466
Loss on extinguishment of debt (b)	—	—	674	—
Amortization of acquired intangible assets (c)	11,133	4,349	24,354	13,047
Tax Impact (d)	(7,637)	(3,952)	(22,956)	(11,954)
Adjusted net income	$74,476	$43,033	$166,526	$152,346

Weighted average number of shares outstanding – diluted	60,190,799	58,353,219	59,159,308	58,463,343
Adjusted diluted earnings per share	$1.24	$0.74	$2.81	$2.61

(a) Represents other non-recurring ERP implementation costs and acquisition related costs.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents amortization expense of acquired intangible assets consisting of customer relationships and trademarks.
(d) Represents the tax impact of the above adjustments.